                                                                     EXHIBIT 1-A

                                  $150,000,000

                         WASHINGTON NATURAL GAS COMPANY

                      SECURED MEDIUM-TERM NOTES, SERIES C

                                AGENCY AGREEMENT
                                ----------------
                                                                          , 1995

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
World Financial Center
New York, New York 10281

SMITH BARNEY INC.
390 Greenwich Street
New York, New York 10013

Dear Sirs:

     Washington Natural Gas Company, a Washington corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which term shall, for all purposes of this Agreement, include Goldman, Sachs & Co.) with respect to the issue and sale by the Company of up to $150,000,000 aggregate principal amount of its First Mortgage Bonds designated as Secured Medium-Term Notes, Series C (the "Notes"). The Notes are to be issued from time to time under and secured by an Indenture of First Mortgage, dated as of April 1, 1957 (hereinafter called the "Original Indenture"), executed and delivered by the Company to Harris Trust and Savings Bank, as Trustee (hereinafter called the "Trustee"), as amended and supplemented by twenty-nine indentures supplemental thereto (including a Sixth Supplemental Indenture, dated as of August 1, 1966, a Seventh Supplemental Indenture, dated as of February 1, 1967, a Sixteenth Supplemental Indenture, dated as of June 1, 1977, from the Company to the Trustee and R.G. Mason as co-trustee (the "Co-Trustee"), a Seventeenth Supplemental Indenture, dated as of August 9, 1978, a Twenty-second Supplemental Indenture, dated as of July 15, 1986, a Twenty-eighth Supplemental Indenture, dated as of July 1, 1991 and a Twenty-ninth Supplemental Indenture, dated as of June 1, 1993) and as to be supplemented by a Thirtieth Supplemental Indenture, to be dated as of August 15, 1995, from the Company to the Trustee (hereinafter called the "Supplemental Indenture") (the Co-Trustee having resigned and no replacement having been appointed). The Original Indenture as heretofore amended, modified and supplemented and as amended, modified and supplemented by the Supplemental Indenture is hereinafter called the "Indenture".

     The Notes shall have the maturity ranges, annual interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing only for the interest rate, maturity, redemption provisions, if any, and any other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

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SECTION 1. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

          (a) General. A registration statement on Form S-3 (File No. 33-     )
     with respect to the Notes has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Act. No other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the Rules and Regulations, each in the form heretofore delivered to the Agents). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) "Registration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter, including any documents incorporated by reference therein and all information deemed to be a part thereof; (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference) and any amendments or supplements (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act (hereinafter defined) after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus and has not initiated or to the knowledge of the Company threatened any proceeding for that purpose.

          (b) Registration Statement, Prospectus and Indenture: Contents. The Registration Statement and each Prospectus contain, and the Registration Statement and each Prospectus will contain as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), all statements which are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and each Prospectus do not, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (the "Form T-1") of the Trustee under the Trust Indenture Act.

          (c) No Defaults; Authorization. The Company is not in violation of its restated articles of incorporation, as amended, or restated by-laws as amended or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement, the Indenture and each applicable Purchase Agreement (as defined in Section 11), if any, and compliance by the Company with the provisions of the Notes and the Indenture have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or

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     encumbrance upon any of the assets of the Company (except for the lien of the Indenture) pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the restated articles of incorporation, as amended, or restated by-laws, as amended, of the Company or any law, order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties. The Company has no subsidiaries within the meaning of Rule 405 of the Rules and Regulations.

          (d) Material Changes or Material Transactions. Except as described in the Registration Statement and each Prospectus, (i) there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, condition (financial or other), results of operations, prospects, net worth or assets of the Company, and (ii) there has been no material transaction entered into by the Company other than those in the ordinary course of business.

          (e) Accountants. Arthur Andersen LLP, whose report appears in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in each Prospectus, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

          (f) Validity of the Indenture and the Notes. (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms except that certain of the remedial provisions thereof may be limited by the laws of the State of Washington (but such laws do not make the remedies afforded inadequate for the realization of the benefits of the security provided thereby) and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles; (ii) the Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement and when the Notes have been delivered and paid for as provided in this Agreement and the Indenture, the Notes will have been duly executed, authenticated, validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and the security afforded thereby and enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles; and (iii) the Notes and the Indenture conform to the descriptions thereof contained in each Prospectus.

          (g) Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Washington, the only state in which it operates, and has all requisite power and authority (corporate and other) necessary to own or hold its properties and to conduct the business in which it is engaged, as described in each Prospectus. Neither the character of the properties owned by the Company nor the nature of the business it transacts makes necessary its licensing or qualification as a foreign corporation in any other state or jurisdiction. All of the shares of issued and outstanding common stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by Washington Energy Company, a Washington corporation (together with its successors and assigns, the "Parent").

          (h) Legal Proceedings. Except as described in each Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which in any case or in the aggregate might result in any material adverse change in the condition (financial or other), results of operations, business, property, prospects, net worth or assets of the Company or which is required to be disclosed in the Registration Statement.

          (i) Financial Statements. The audited financial statements included or incorporated by reference in each Prospectus present and will present as of the applicable Representation Date and at all

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     times during each Marketing Period, fairly, the financial condition, the results of operations and cash flows of the Company, at the dates and for the periods indicated, and have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved except as may otherwise be stated therein; and the supporting schedules included or incorporated by reference in each Prospectus present, and will present as of the applicable Representation Date and at all times during each Marketing Period, fairly, the information required to be stated therein. The unaudited financial statements of the Company, if any, and the related notes, included or incorporated by reference in each Prospectus are, and will be, as of the applicable Representation Date and at all times during each Marketing Period, true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and prepared in accordance with the instructions to Form 10-Q.

          (j) Documents Incorporated by Reference. The documents incorporated by reference into any Prospectus have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and such documents have been, or will be, as of the applicable Representation Date and at all times during each Marketing Period, timely filed as required thereby.

          (k) Exhibits to Registration Statement. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

          (l) Franchises. The company has such valid and sufficient franchises, licenses, permits, operating rights, certificates of convenience and necessity, easements and rights-of-way as are necessary for the operation and maintenance of its business and properties as a whole as presently conducted and as presently proposed to be conducted, without any known material conflict with the rights of others, and free from burdensome restrictions or conditions of an unusual character except that (i) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license or permit is procured, and
     (ii) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a new or substituted franchise is procured; provided, however, that none of the occurrences of the type described in (i) or (ii) would in any case or in the aggregate materially adversely affect the business, operations, affairs, condition (financial or otherwise), prospects, net worth, profits, or assets of the Company taken as a whole. To the best of the Company's knowledge after due inquiry, the Company is not in violation of the terms and conditions of any franchise, license, permit, operating right, or certificates of convenience and necessity, which violation, in any case or in aggregate with other such violations, might materially adversely affect the business, operations, affairs, condition (financial or otherwise), prospects, net worth, profits, or assets of the Company.

          (m) Properties. As of the applicable Representation Date and at all times during each Marketing Period, all properties then owned or held by the Company (except such as are specifically excepted from the lien of the Indenture) will have been validly subjected to the lien of the Indenture and adequately described or referred to therein, and the Company will have good and marketable title in fee simple to all such real property and good and marketable title to all such personal property, free and clear of all liens and encumbrances, except for (i) the lien of the Indenture, (ii) "permitted encumbrances" as defined in the Indenture, and (iii) minor leases, defects, irregularities and deficiencies in titles of properties and rights-of-way and other grants which, in the opinion of counsel to the Company, do not in any case or in the aggregate, materially impair the use

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     of such properties, rights-of-way or other grants for the purposes for which they are held by the Company.

          (n) Holding Company Status. The Company is not and, after giving effect to the offering and sale of the Notes, will not be a "subsidiary company" of a registered holding company nor a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). The Parent is a "holding company" as defined in the Holding Company Act by reason of its ownership of all of the outstanding shares of common stock of the Company, but the Parent and the Company are each exempt from the Holding Company Act, except for the provisions of
     Section 9(a)(2) thereof, by virtue of Section 3(a)(1) thereof and Rule 2 thereunder. The Company is not subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") with respect to the issue and sale of the Notes.

          (o) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (p) Governmental Consents. The Company has complied in all respects with the requirements of Section 80.08.040 Revised Code of Washington ("R.C.W. 80.08.040") in connection with the issuance and sale from time to time of the Notes contemplated hereby, and has made a filing with the Washington Utilities and Transportation Commission (the "WUTC") pursuant to
     R.C.W. 80.08.040 on             , 1995. Except such as have been made or
     obtained under the Act, the Trust Indenture Act, the Exchange Act, applicable state securities laws and R.C.W. 80.08.040, no other authorization, approval, consent, filing, registration or qualification of any other court or governmental regulatory authority is required for the due execution, delivery or performance of this Agreement, each applicable Purchase Agreement, if any, or the Indenture, or the valid authorization, issuance or sale of the Notes in the manner herein and therein contemplated.

          (q) Lien of Original Indenture. The Original Indenture as heretofore amended, modified and supplemented has been duly filed for record as a mortgage of real property and security interest in the personal property in all counties in which the Company owns property, has been filed in the office of the Uniform Commercial Code Division of the Department of Licensing of the State of Washington pursuant to the Uniform Commercial Code of the State of Washington, and constitutes a valid, direct first mortgage lien of record upon the real properties and a valid, direct first priority perfected security interest in the personal property of the Company presently owned by it and described or referred to therein as being subject to the lien thereof, subject to certain "permitted encumbrances", as defined in the Indenture, and to liens, if any, existing or placed thereon at the time of acquisition thereof by the Company, and, with respect to real property acquired subsequent to the recordation of any given supplemental indenture, liens, if any, arising prior to recordation of a supplemental indenture legally describing such after acquired real property; the descriptions contained in the Indenture of the property of the Company therein specifically described are in all respects sufficient descriptions of such property for all the purposes of the Indenture; all property, rights, privileges and franchises of the character described in the granting clauses of the Original Indenture (other than "excepted property", as such term is defined in the Indenture) acquired by the Company after the date of the Twenty-ninth Supplemental Indenture, dated as of June 1, 1993, to the Original Indenture has, to the extent heretofore acquired, and will, upon such acquisition, become subject to the lien of the Indenture, subject to no lien prior to or pari passu with the lien of the Indenture except as otherwise expressly stated therein or permitted thereby, and liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company, and, with respect to real property acquired subsequent to the recordation of any given supplemental indenture, liens, if any, arising prior to recordation of a supplemental indenture legally describing such after-acquired real property; and no re-recording or refiling of the Indenture is, or will under existing laws be, necessary to maintain, preserve and protect the lien of the Indenture as a mortgage of the real property and grant of a

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     security interest in the personal property intended to be covered thereby except the recordation of a supplemental indenture legally describing any after-acquired real property.

          (r) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (s) Immediately after any sale of Notes by the Company hereunder or under any Purchase Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Purchase Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

SECTION 2. SOLICITATIONS AS AGENT.

          (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the exclusive agents of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents.

          (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which in New York City is not a day on which banking institutions are generally authorized or obligated by law to close.

          (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by an Agent, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

          (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000, at a purchase price equal to 100% of the principal amount thereof. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          (e) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

          (f) Delivery of Documents. The documents required to be delivered by
     Section 5 hereof shall be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the

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     day prior to the date on which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

SECTION 3. COVENANTS OF THE COMPANY.

     The Company covenants and agrees:

          (a) Delivery of Signed Registration Statement and Prospectus. To furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, all documents incorporated therein by reference and all consents and exhibits filed therewith;

          (b) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Basic Prospectus,
     (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus;

          (c) Revisions to Prospectus -- Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when such Prospectus was delivered, not misleading, or if it is necessary at any time to amend or supplement any Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them or any Agent is otherwise required to deliver a Prospectus in respect of transactions in the Notes, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Agents, be required by the Act or requested by the Commission;

          (d) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (e) Copies of Filings with Commission. Prior to filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents sufficiently in advance so as to afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement;

          (f) Amendments or Supplements to Registration Statement or
     Prospectus. (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Closing Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Purchase Agreement or other agreement by an Agent to purchase Notes as principal and prior to the time of delivery of the Notes thereunder which shall be disapproved by any Agent purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b)(3) under the Act not later that the close of business of the

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     Commission on the fifth business day after the date on which such Pricing
     Supplement is first used; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon;

          (g) Notice to Agents of Certain Events. To advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information (and to afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement), (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any public announcement that the rating of the Notes or any other debt securities of the Company is under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating), by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of any such downgrading or proposal to downgrade and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading;

          (h) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement or any part thereof or an order directed to any Prospectus or any document incorporated by reference or an order suspending the qualification of the Notes for sale in any jurisdiction, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

          (i) Earning Statements. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (j) Copies of Reports, Releases and Financial Statements. So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to the public, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request;

          (k) Blue Sky Qualifications. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject; and

          (l) Use of Proceeds. To apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

SECTION 4. PAYMENT OF EXPENSES.

     The Company will pay:

          (i) the costs incident to the authorization, preparation, issuance, sale and delivery of the Notes (including the cost of printing, producing or reproducing this Agreement, any Purchase Agreement, any Indenture, any closing documents and any other documents in connection with the issuance, sale and delivery of the Notes) and any taxes payable in that connection,

          (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto,

          (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act,

          (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents,

          (v) the fees and disbursements of the Trustee, any paying agent, and any other agents appointed by the Company, and their respective counsel,

          (vi) the costs and fees in connection with the listing of the Notes on any securities exchange,

          (vii) the cost of any filings with the National Association of Securities Dealers, Inc. (including the fees and expenses of counsel for the Agents in connection therewith),

          (viii) the fees and disbursements of counsel to the Company and counsel to the Agents,

          (ix) the fees paid to rating agencies in connection with the rating of the Notes,

          (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(k) hereof and of preparing and printing a Blue Sky Memorandum and any memorandum concerning the legality of the Notes as an investment (including fees and expenses of counsel for the Agents in connection therewith),

          (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company, and

          (xii) all other costs and expenses incident to the performance of the Company's obligations under this Agreement.

SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENT.

     The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery thereof, and the obligation of any Agent to purchase Notes, pursuant to any Purchase Agreement or otherwise, are subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the perform-ance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) as required under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and in accordance with Section 3(f) hereof.

          (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to
     Section 3(k) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

          (c) No Material Omissions or Untrue Statements. The Agents shall not have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or that the Registration Statement or any Prospectus omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (d) Opinion of Counsel for the Agents. Sullivan & Cromwell, counsel to the Agents shall have furnished to the Agents (A) such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus and other related matters as such Agent may reasonably request, and (B) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 6(d) hereof that has passed, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 5(d) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (A) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (e) Opinion of Company Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Riddell, Williams, Bullitt & Walkinshaw, counsel for the Company, in form and substance satisfactory to the Agents and its counsel, to the effect that:

             (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Washington, has full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, is not required to qualify to do business as a foreign corporation in any jurisdiction, and has and holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus except where the failure to obtain the same, in any case or in the aggregate, will not have a material adverse effect on the Company;

             (ii) This Agreement and any applicable Purchase Agreement have been duly authorized, executed and delivered by the Company;

             (iii) The execution, delivery and performance by the Company of this Agreement, each Purchase Agreement, if any, the Indenture and the Notes will not contravene any provision of applicable law or the amended and restated articles of incorporation or amended and restated by-laws of the Company or any agreement or other instrument binding upon the Company of which such counsel has knowledge after due inquiry;

             (iv) The Company is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement, each Purchase Agreement, if any, the Indenture or the Notes, or consummation of the transactions contemplated hereby or thereby result in a violation of, or constitute a default under, the amended and restated articles of incorporation or amended and restated by-laws of the Company, or any agreement, indenture or other instrument to which the Company is a party or by which it is or may be bound and of which such counsel has knowledge after due inquiry, or to which any of its properties is subject, nor will the performance by the Company of its obligations hereunder or thereunder violate any law, rule or administrative regulation, or any decree of which such counsel has knowledge after due inquiry, of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, or, to the best knowledge of such counsel after due inquiry, result in the creation or imposition of any lien, charge, claim or encumbrance upon the properties or assets of the Company (except the lien of the Indenture) which, in any case or in the aggregate, would be material to the Company;

             (v) The Indenture has been duly authorized by the Company and duly executed and delivered by the Company, and is a valid and binding instrument enforceable in accordance with its terms except that certain of the remedial provisions thereof may be limited by the laws of the State of Washington (but such laws do not make the remedies afforded inadequate for the realization of the benefits of the security provided thereby) and except as limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws affecting the rights of creditors generally from time to time in effect and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and the Indenture has been duly qualified under the Trust Indenture Act;

             (vi) The Indenture has been duly filed for record as a mortgage of real property and security interest in personal property of the Company in all counties in which the Company owns property, has been filed in the office of the Uniform Commercial Code Division of the Department of Licensing of the State of Washington pursuant to the Uniform Commercial Code of the State of Washington, and constitutes a valid direct first mortgage lien of record upon the real properties and a valid direct first priority perfected security interest in the personal properties of the Company presently owned by it and described or referred to therein as being subject to the lien thereof, subject, in each case, to certain "permitted encumbrances", as defined in the Indenture, and to liens, if any, existing or placed thereon at the time of acquisition thereof by the Company, and, with respect to real property acquired subsequent to the recordation of any given supplemental indenture, liens, if any, arising prior to recordation of any supplemental indenture legally describing such after-acquired real property; the descriptions contained in the Indenture of the property of the Company therein specifically described are in all respects sufficient descriptions of such property for all the purposes of the Indenture; all property, rights, privileges and franchises of the character described in the granting clauses of the Original Indenture (other than "excepted property", as such term is defined in the Indenture) acquired by the Company after the date of the Supplemental Indenture will upon such acquisition become subject to the lien of the Indenture, subject to no lien prior to or pari passu with the lien of the Indenture except as otherwise expressly stated therein or permitted thereby and liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company, and, with respect to real property acquired subsequent to the recordation of any given supplemental indenture, liens, if any, arising prior to recordation of a supplemental indenture legally describing such after-acquired real property; and no re-recording or refiling of the Indenture is, or will under existing laws be, necessary to maintain, preserve and protect the lien of the Indenture as a mortgage of the real property and security interest in the personal property intended to be covered thereby except the recordation of a supplemental indenture legally describing any after-acquired real property;

             (vii) The Notes are in a form contemplated by the Indenture and have been duly authorized by all necessary corporate action and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement, and when the Notes have been duly executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, the Notes will be legal, valid and binding obligations of the Company enforceable in accordance with their terms except that, to the extent that the Notes incorporate the provisions of the Indenture, certain of the remedial provisions thereof may be limited by the laws of the State of Washington (but such laws do not make the remedies afforded inadequate for the realization of the benefits of the security provided thereby) and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights of creditors generally from time to time in effect and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and the Notes will be entitled to the benefits of the Indenture and the security afforded thereby equally and ratably with all bonds issued thereunder;

             (viii) No taxes (as distinguished from filing and recording fees) are payable to any state or subdivision or agency thereof in connection with the execution, delivery or filing of the Indenture, or the recordation of the Indenture, or the execution, authentication, issue or delivery of the Notes; and all filing and recording fees in connection with such matters have been paid;

             (ix) The Company has good and marketable fee title to all the real properties presently owned by it and good title to all the other properties presently owned by it and described or referred to in the Indenture as being subject to the lien thereof, subject to no lien prior to, or pari passu with, the lien of the Indenture, except (i) as otherwise expressly stated therein, (ii) "permitted encumbrances" as defined in the Indenture, and (iii) minor leases, defects, irregularities and deficiencies in titles of properties and rights-of-way and other grants which, in the opinion of such counsel, do not in any case or in the aggregate materially impair the use of such properties, rights-of-way or other grants for the purposes for which they are held by the Company;

             (x) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or, to the best knowledge of such counsel, contemplated by the Commission; the Registration Statement and the Prospectus, and any amendment or supplement thereto, as of their respective effective dates comply in all material respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and any document that was filed by the Company under the Exchange Act and was deemed to be incorporated by reference into the Prospectus complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (it being understood that such counsel need express no opinion on the financial statements or other financial data included therein); and such counsel has no reason to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment thereto became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that on the date of such opinion, the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements or other financial data included in the Registration Statement and the Prospectus, or with respect to that part of the Registration Statement which constitutes the Form T-1); and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

             (xi) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its properties is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed;

             (xii) The statements made (A) in the Registration Statement and the Prospectus under the captions "Description of First Mortgage Bonds, Secured Medium-Term Notes, Series C" and "Description of Mortgage", (B) in Item 15 in Part II of the Registration Statement and (C) in the Company's Annual Report on Form 10-K for the year ended September 30, 1994 under the captions "Business -- (c) Description of
        Business -- Washington Natural Gas Company -(5) Franchises" at page 6, "-- (6) Environmental Matters" at page 7, "-- (7) Gas Supply" at page 8, "-- (8) Regulation and Rates" at page 10 and "Legal Proceedings" at page 18, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information required by the Act and the Rules and Regulations with respect to such legal matters, documents and proceedings;

             (xiii) To the knowledge of such counsel, no order directed to any document incorporated by reference in the Prospectus has been issued and no challenge has been made to the accuracy or adequacy of any such document;

             (xiv) The Notes and the Indenture conform to the statements concerning each of them in the Registration Statement and the Prospectus;

             (xv) On             , 1995, the Company filed with the WUTC the
        information required, in form and substance, by R.C.W. 80.08.040 in respect of the issue and sale of the Notes from time to time as contemplated hereby. No other authorization, approval, consent, filing, registration or qualification of any court or governmental regulatory authority is required in connection with such issue and sale thereof or the execution and delivery of this Agreement and each Purchase Agreement, if any, or the Indenture except such as have been made or obtained under the Act, the Trust Indenture Act, the Exchange Act, applicable state securities laws or R.C.W. 80.08.040;

             (xvi) The franchises, licenses, permits and certificates of convenience and necessity held by the Company are validly held by the Company and give to the Company all necessary authority for the operation and maintenance of its business and property as now conducted without any known conflict with the rights of others, and are free from burdensome restrictions or conditions of an unusual character, except that (i) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license or permit is procured, and (ii) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a new or substituted franchise is procured; and, to such counsel's current actual knowledge, the Company is not in violation of the terms and conditions of any such franchises, certificates of convenience and necessity, licenses and permits, which violation might, in any case or in aggregate with other such violations, materially adversely affect the business, operations, affairs, condition (financial or otherwise), prospects, net worth, profits, or assets of the Company taken as a whole;

             (xvii) The Company is neither a "subsidiary company" of a registered holding company nor a "holding company" within the meaning of the Holding Company Act. The Parent is a "holding company" as defined in such Act by reason of its ownership of all of the outstanding shares of common stock of the Company, but the Parent and the Company are each exempt from such Act, except for the provisions of Section 9 (a) (2) thereof, by virtue of Section 3 (a) (1) thereof and Rule 2 thereunder. The Company is not subject to the jurisdiction of the Federal Energy Regulatory Commission with respect to the issue and sale of the Notes;

             (xviii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and

             (xix) The Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

     In rendering the foregoing opinion, such counsel may rely, as to matters of fact, upon certificates of officers of the Company and certificates of public officials. Certificates so relied upon shall be furnished to the Agents. In rendering such opinion, such counsel shall state that Sullivan & Cromwell may rely upon such opinion as to all matters of Washington law.

          (f) Officers' Certificate. There shall have been furnished to the Agents a certificate, dated the Closing Date, signed by the Chairman of the Board or the President and the Senior Vice President -- Finance, Planning and Development or the Treasurer of the Company to the effect that: (i) to the best of the knowledge of the signers, the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been initiated or threatened; (iii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including all documents filed under the Exchange Act and deemed to be incorporated by reference in the Prospectus), and, to the best of the knowledge of the signers, such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus there has been no material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company, except as set forth in the Registration Statement and the Prospectus; (v) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and (vi) since the effective date of the Registration Statement, the Company shall not have sustained any loss by fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company.

          (g) Accountant's Letter. The Agents shall have received on the Closing Date a letter of Arthur Andersen LLP, dated the Closing Date, and addressed to the Agents, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters requested to be covered by such letter.

          (h) Internal Accounting Controls. The Agents shall have received from the Parent a copy of the letter from Arthur Andersen & Co. relating to the study made of the Parent's internal accounting controls in connection with their examination of the Parent's financial statements for the fiscal year ended September 30, 1994.

          (i) Additional Conditions. There shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting primarily the business, properties, condition (financial or other), results of operations or prospects of the Company which materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally or the Company's securities specifically on the New York Stock Exchange or the establishment of minimum prices on such exchange; (iii) a general moratorium on commercial banking activities declared by Federal, Washington State or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating); (v) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the United States or any other national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents, with respect to any of clauses (iv),
     (v) and (vi) above, makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company, as the case may be on the terms and in the manner contemplated in the Prospectus.

          (j) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the applicable Pricing Supplement, which in the case of any purchase of Notes by an Agent as a principal shall be the Pricing Supplement relating to the Notes to be delivered pursuant to the purchase by the Agent, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the applicable Pricing Supplement, which in the case of any purchase of Notes by an Agent as a principal shall be the Pricing Supplement relating to the Notes to be delivered pursuant to the purchase by the Agent, and
     (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the applicable Pricing Supplement, which in the case of any purchase of Notes by an Agent as a principal shall be the Pricing Supplement relating to the Notes to be delivered pursuant to the purchase by the Agent, there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the applicable Pricing Supplement, which in the case of any purchase of Notes by an Agent as a principal shall be the Pricing Supplement relating to the Notes to be delivered pursuant to the purchase by the Agent, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Agents so material and adverse as to make is impracticable or inadvisable to proceed with the solicitation by the Agents of offers to purchase Notes from the Company or the purchase by the Agents of Notes from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented prior to the date of the applicable Pricing Supplement, which in the case of any purchase of Notes by an Agent as a principal shall be the Pricing Supplement relating to the Notes to be delivered pursuant to the purchase by the Agent.

          (k) Other Information and Documentation. Prior to the Closing Date, the company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

          (l) Governmental Consent. The WUTC shall not have issued any legally binding objection to, prohibition of or disapproval of the issuance and sale of the Notes in the manner contemplated by this Agreement, which objection, prohibition or disapproval shall not have been withdrawn or otherwise shall no longer be outstanding, and no proceeding for such objection, prohibition or disapproval shall have been initiated or threatened.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.

SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY.

     The Company covenants and agrees that:

          (a) Acceptance of Offer Affirms Representations Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto (as the same may be modified by any subsequent certificate) are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

          (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes) or the Company files with the Commission any document incorporated by reference into any Prospectus, or the Company sells Notes to such Agent as principal and the applicable Purchase Agreement specifies the delivery of a certificate under Section 5(f) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall, absent the submission of a certificate as provided below, be deemed to have represented to the Agents, (i) as of the date of such amendment, supplement or filing or delivery of Notes pursuant to such sale or (ii) if such amendment, supplement or, filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time) or, in lieu of such representation, the Company may submit to the Agents a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and each Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) Subsequent Delivery of Legal Opinions. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes) or the Company files with the Commission any document incorporated by reference into any Prospectus or the Company sells Notes to such Agent as principal pursuant to a Purchase Agreement and such Purchase Agreement specifies the delivery of an opinion under Section 5(e) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall, (A) concurrently with such amendment, supplement or filing or delivery of Notes pursuant to such sale or (B) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of Riddell, Williams, Bullitt & Walkinshaw, counsel for the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the same effect as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          (d) Subsequent Delivery of Information to Agents' Counsel. That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to such Agent as principal pursuant to a Purchase Agreement and such Purchase Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in
     Section 5(d) hereof;

          (e) On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of Riddell, Williams, Bullitt & Walkinshaw, counsel for the Company, dated such settlement date, in form satisfactory to such Agent, to the effect set forth in Section 5 (e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish such Agent with a letter to the effect that such Agent may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          (f) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information or each time the Company sells Notes to such Agent as principal pursuant to a Purchase Agreement and such Purchase Agreement specifies the delivery of a letter under Section 5(g) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall cause Arthur Andersen LLP (or other independent accountants of the Company of recognized national standing) to furnish the Agents, (i) concurrently with such amendment, supplement or filing or delivery of Notes pursuant to such sale or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed to the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, to the same effect as the letter referred to in
     Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any preliminary prospectus filed with the Commission, or any amendment or supplement thereto, or, arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses reasonably incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any preliminary prospectus filed with the Commission, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the company may otherwise have to any Agent or controlling person.

          (b) Each Agent shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any preliminary prospectus filed with the Commission, or any amendment or supplement thereto, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which each Agent may otherwise have to the Company or any of its directors, officers or controlling persons. The statements with respect to the public offering of the Notes and the manner of distribution thereof and with respect to the Agents set forth on the last sentence in the last paragraph of the cover page of the Prospectus and in the second sentence of the second paragraph, the third paragraph and the sixth paragraph (except the last sentence) under the heading "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by the Agents for inclusion in the Registration Statement and the Prospectus, and you, as the Agents, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 7(a) or 7(b), as applicable. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal expenses of other counsel or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent the Agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Agent on the other from the offering of the Notes to which such loss, claim, damage or liability, or action in respect thereof, relates or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other with respect to an offering of Notes shall be deemed to be in the same proportion as the total net proceeds from such offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by such Agent with respect, to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this
     Section 7(d) were to be determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 (d) shall be deemed to include, for purposes of this Section 7 (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. STATUS OF EACH AGENT.

     In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than offers to purchase pursuant to Section 11 hereof), each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

SECTION 9. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

     All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10. TERMINATION.

     This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, in the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of Sections 2(c), 3(c), 3(j) and (k) hereof shall remain in effect until such Notes are delivered. The provisions of Sections 3(d), 3(i), 4, 7, 8, 9, 12, 13 and 14 hereof shall survive any such termination.

SECTION 11. PURCHASES AS PRINCIPAL.

     From time to time any Agent may agree with the Company to purchase Notes from the Company as principal, in which case such purchase shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a separate agreement (a "Purchase Agreement") to be entered into between such Agent and the Company in the form attached hereto as Exhibit C. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement. Each Purchase Agreement shall be substantially in the form of Exhibit C hereto but an agreement with the Company by an Agent to purchase as a principal may take the form of an exchange of any form of oral or written telecommunication between the Agent and the Company. The Agent's commitment to purchase Notes as principal, whether pursuant to a Purchase Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

     For each sale of Notes to an Agent as principal that is not made pursuant to a Purchase Agreement, the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Procedures. For each such sale of Notes to an Agent as principal that is not made pursuant to a Purchase Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) in accordance with the schedule set forth in Exhibit A hereto.

SECTION 12. NOTICES.

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered mail or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to it as follows:
Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 363-7609, attention: Credit Department; Merrill Lynch & Co., Merrill Lynch World Headquarters, World Financial Center, North Tower, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323, Attention: MTN Product Management; and Smith Barney Inc., 390 Greenwich Street - 4th Floor, New York, New York 10013, Facsimile Transmission No. (212) 723-8854, attention: MTN Product Management/Origination - Mark R. Meyer; with a copy to Donald R. Crawshaw, Esq., Sullivan & Cromwell, 125 Broad Street, New York, New York 10004; notices to the Company shall be directed to it as follows: Washington Natural Gas Company, 815 Mercer Street, P.O. Box 1869, Seattle, Washington 98111,
Attention: Senior Vice President -- Finance, Planning and Development, with a copy to Marion V. Larson, Esq., Riddell, Williams, Bullitt & Walkinshaw, Suite 4400, 1001 Fourth Avenue Plaza, Seattle, Washington 98154.

SECTION 13. BINDING EFFECT; BENEFITS.

     This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and
(b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. GOVERNING LAW; COUNTERPARTS.

     This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 15. PARAGRAPH HEADINGS.

     The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                          Very truly yours,

                                          WASHINGTON NATURAL GAS COMPANY

                                          By:
                                             ----------------------------------
                                                  Senior Vice President --
                                             Finance, Planning and Development

Accepted in New York, New York,
as of the date hereof:


By:
   -----------------------------------
          (Goldman, Sachs & Co.)


MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By:
   -----------------------------------

SMITH BARNEY INC.


BY:
   -----------------------------------

                                                                       EXHIBIT A

                         WASHINGTON NATURAL GAS COMPANY

                      SECURED MEDIUM-TERM NOTES, SERIES C
                              SCHEDULE OF PAYMENTS

     The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of
Notes:

                                    TERM                              COMMISSION RATE
                                   ------                             ---------------
        9 months to less than 12 months.............................        .125%
        12 months to less than 18 months............................        .150%
        18 months to less than 2 years..............................        .200%
        2 years to less than 3 years................................        .250%
        3 years to less than 4 years................................        .350%
        4 years to less than 5 years................................        .450%
        5 years to less than 6 years................................        .500%
        6 years to less than 7 years................................        .550%
        7 years to less than 10 years...............................        .600%
        10 years to less than 15 years..............................        .625%
        15 years to less than 20 years..............................        .675%
        20 years to 30 years........................................        .750%
        greater than 30 years to less than 50 years.................        .875%
        50 years and more...........................................       1.000%

                                                                       EXHIBIT B

                         WASHINGTON NATURAL GAS COMPANY

                      SECURED MEDIUM-TERM NOTES, SERIES C
                           ADMINISTRATIVE PROCEDURES

     First Mortgage Bonds, Secured Medium-Term Notes, Series C, due at varying maturities (the "Notes") are to be offered on a continuing basis by Washington Natural Gas Company (the "Company"). Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Smith Barney Inc., as agents (each an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to an Agency Agreement between the Company and the Agents
dated             , 1995 (as it may be supplemented or amended from time to
time, the "Agency Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued from time to time under and secured by an Indenture of First Mortgage, dated as of April 1, 1957 (hereinafter called the "Original Indenture"), executed and delivered by the Company to Harris Trust and Savings Bank, as Trustee (hereinafter called the "Trustee"), as amended and supplemented by twenty-nine indentures supplemental thereto (including a Sixth Supplemental Indenture, dated as of August 1, 1966, a Seventh Supplemental Indenture, dated as of February 1, 1967, a Sixteenth Supplemental Indenture, dated as of June 1, 1977, from the Company to the Trustee and R.G. Mason as co-trustee (the "Co-Trustee"), a Seventeenth Supplemental Indenture, dated as of August 9, 1978, and a Twenty-second Supplemental Indenture, dated as of July 15, 1986, a Twenty-ninth Supplemental Indenture, dated as of June 1, 1993), and as to be supplemented by a Thirtieth Supplemental Indenture, to be dated as of August 15, 1995 from the Company to the Trustee (hereinafter called the "Supplemental Indenture") (the Co-Trustee having resigned and no replacement therefor having been appointed). The Original Indenture as heretofore amended, modified and supplemented and as amended, modified and supplemented by the Supplemental Indenture is hereinafter called the "Indenture". The Notes will rank equally with all other First Mortgage Bonds of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). Terms defined in the Prospectus relating to the Notes (the "Prospectus") and in the Agency Agreement shall have the same meaning when used in this exhibit. Special administrative procedures for Global Securities relating to Book-Entry Notes follow these administrative procedures.

     Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasurer or Assistant Treasurer. Administrative procedures for the offering are explained below.

PRICE TO PUBLIC

     Each Note will be issued at 100% of principal amount thereof.

DATE OF ISSUANCE

     Each Note will be dated and issued as of the date of its authentication by the Trustee.

MATURITIES

     Each Note will mature on a Business Day (as defined below) selected by the purchaser and agreed upon by the Company, such date being at least nine months but not more than 40 years from the date of issuance; provided, however, that Notes having the same date of maturity shall be identical as to rate of interest and terms of redemption if redeemable.

     "Business Day" shall mean any day which is not a Saturday or Sunday and which is not a day on which banking institutions are generally authorized or obligated by law to close in either New York, New York or Chicago, Illinois.

REGISTRATION

     Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note. Certificated Notes may be presented for registration of transfer or exchange at the Trustee's New York office.

DENOMINATIONS

     The Notes (other than Notes represented by Global Securities) will be issued and payable in U.S. dollars in the denomination of $100,000 and any larger denomination which is an integral multiple of $1,000.

INTEREST PAYMENTS

     Each Note will bear interest from its issue date at the annual rate stated on the face thereof, payable on December 15 and June 15 of each year (each an "Interest Payment Date") and at Stated Maturity or upon redemption, if applicable.

     Interest on Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Interest will be payable to the person in whose name such Note is registered at the close of business on the November 30 or May 31 (whether or not a Business Day) (the "Record Dates") next preceding the respective Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. Any payment of principal and interest on such Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments, excluding interest payments made at Stated Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $1 million or more in aggregate principal amount of Notes with the same Interest Payment Date may request payment by wire transfers.

     On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

ACCEPTANCE AND REJECTION OF OFFERS

     The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

     The Company will promptly notify the Agents of its acceptance or rejection of an offer to purchase Notes. If the Company accepts an offer to purchase Notes, it will confirm such acceptance in writing to the Agents and the Trustee.

SETTLEMENT

     The receipt of immediately available funds in U.S. Dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement". All offers accepted by the Company will be settled from one to three Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

SETTLEMENT PROCEDURES

     In the event of a purchase of Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement.

     Settlement procedures with regard to each Note sold through each Agent shall be as follows:

          A. Such Agent (the "Presenting Agent") will advise the Company by telephone, telex or facsimile, of the following Settlement information:

         1. Exact name in which the Note is to be registered ("Registered
            Owner").

         2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

         3. Taxpayer identification number of the Registered Owner.

         4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

         5. Settlement date.

         6. Stated Maturity.

         7. Issue Price.

         8. Trade Date/Original Issue Date.

         9. Interest rate:

               i) interest rate

               ii) overdue rate, if any.

        10. The date on or after which the Notes are redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

        11. Wire transfer information.

        12. Presenting Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

          B. The Company will confirm the above Settlement information to the Trustee by telephone, telex or facsimile, and the Trustee will assign a Note number to the transaction.

          C. The Trustee will complete the first page of the preprinted 4-ply Note packet [Note: Such a packet need not be prepared if the Company is utilizing the book-entry system, see procedures below], the form of which was previously approved by the Company, the Agents and the Trustee.

          D. The Trustee will deliver the Note (with the attached white confirmation) and the yellow and blue stubs to the Agent. The Presenting Agent will acknowledge receipt of the Note by completing the yellow stub and returning it to the Trustee.

          E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Note, less the applicable commission or discount, if any, provided that the Presenting Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Presenting Agent to acquire securities.

          F. The Presenting Agent will deliver the Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes, delivery of the Note and the confirmation and payment by the purchaser for the Note.

          G. The Presenting Agent will obtain the acknowledgement of receipt for the Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

          H.  The Trustee will mail the pink stub to the Company's Treasurer.

SETTLEMENT PROCEDURES TIMETABLE

     For offers accepted by the Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

   SETTLEMENT
   PROCEDURE                            TIME (NEW YORK)
   ----------                           ---------------
       A         5 P.M. on date of order
       B         3 P.M. on the Business Day prior to Settlement date, unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Notes, in which case 11:00 A.M. on the Settlement date
      C-D        12 noon on the Settlement date
       E         2:15 P.M. on the Settlement date
      F-G        3 P.M. on the Settlement date
       H         5 P.M. on Business Day after the Settlement date

FAILS

     In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for such Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Treasurer by telephone, confirmed in writing, of such failure and return the Note to the Trustee. Upon the Trustee's receipt of the Note from the Presenting Agent, the Company will immediately return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by the Agent. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Note in respect of which the default occurred, the Trustee will mark the Note "cancelled", make appropriate entries in its records and deliver the Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

PRICING REDEMPTION

     Except as otherwise specified in the applicable Pricing Supplement and on the Notes, the Notes will not be redeemable prior to their Stated Maturity. If so specified in a Pricing Supplement and on the Note, such Note will be subject to redemption by the Company, at any time on or after the date set forth on such supplement and the Note, in whole or from time to time in part, at the option of the Company, at the redemption price set forth therein, together with interest accrued thereon to the date of redemption.

     Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 days nor more than 90 days prior to the date of redemption, to each holder of Notes to be redeemed, in the manner and in accordance with the Indenture. In the event of redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

MATURITY

     Upon presentation of each Note at Maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest through the date of redemption. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

     The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Presenting Agent, will arrange to have 10 copies of such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission not later than the close of business of the Commission or the fifth Business Day following the date on which such Pricing Supplement is first used and will supply at least 10 copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent. See "Delivery of Prospectus". No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

     If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted".

     Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have 10 copies of such Pricing Supplement (together with the Prospectus if amended or supplemented) filed with the commission within the time required by the Rules and Regulations and will supply at least 10 copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus". No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

SUSPENSION OF SOLICITATION: AMENDMENT OR SUPPLEMENT

     In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

DELIVERY OF PROSPECTUS AND NOTES

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities (in any case, at least 10 copies) and within such time limits (in any case, no later than 5:00 p.m. New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agrees to settlement on the date of acceptance of such offer, no later than noon, New York City time, on such date) as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of the Prospectus, Pricing Supplements and Notes should be delivered to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Credit Department, Telecopy: (212) 902-3000; Merrill Lynch & Co., Tritech Services, 4 Corporate Place, Corporate Park 287, Piscataway, New Jersey 08854, Attention: Nachman Kimerling, Telecopy: (201) 878-6530; Smith Barney Inc., 390 Greenwich Street -- 4th Floor, New York, New York 10013,
Attention: MTN Product Management/Origination -- Mark R. Meyer, and by facsimile to: Smith Barney Inc., 388 Greenwich Street -- 34th Floor, New York, New York 10013, Attention: Legal Compliance -- Adrienne Garofalo, Telecopy: (212) 816-7912. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. If Merrill Lynch & Co. is the Presenting Agent in connection with the sale of a Note, such Note shall be delivered to the Presenting Agent at the following address: Merrill Lynch, Pierce Fenner & Smith Incorporated, Money Market Clearance -- MTNs, One Liberty Plaza, 165 Broadway, Concourse Level, New York, New York 10080, Attention: David Alavarces.

AUTHENTICITY OF SIGNATURES

     The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

ADVERTISING COSTS

     The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.

             SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     Each Note will be represented by either a Global Security delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC or a certificate delivered to the Holder thereof or a Person designated by such Holder. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the

Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

ISSUANCE................On any date of settlement (as defined under "Settlement"
                        below) for one or more Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons representing up to $150,000,000 principal amount of all of such Notes that have the same original issuance date, interest rate and Stated Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent any Certificated Note.

IDENTIFICATION
NUMBERS.................The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Trustee has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Company and DTC such written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing ing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Trustee shall deliver such additional CUSIP numbers to the Company and DTC.

REGISTRATION............Each Global Security will be registered in the name of
                        Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS...............Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferors of such Note.

CONSOLIDATION AND
  EXCHANGE..............The Trustee may deliver to DTC and the CUSIP Service
                        Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same original issuance date, interest rate and Stated Maturity and with respect to which interest has been paid to the same date; (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security; and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

MATURITIES..............Each Book-Entry Note will mature on a date not less than nine months or more than 40 years after the settlement date for such Note.

DENOMINATIONS...........Book-Entry Notes will be issued in principal amounts of
                        $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

INTEREST................General. Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Maturity. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

PAYMENTS OF PRINCIPAL
  AND INTEREST..........Payments of Interest Only. Promptly after each Regular
                        Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                        Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                        Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day.

                        Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 11:00 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent

                        Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company (either as issuer or as Paying Agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                        The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

SETTLEMENT PROCEDURES...Settlement Procedures with regard to each Book-Entry
                        Note sold by the Company through an Agent, as agent, shall be as follows:

                        A. The Presenting Agent will advise the Company by telephone, telex or facsimile, of the following settlement information:

                             1. Exact name in which Note is to be registered
                                ("Registered Owner").

                             2. Exact address of the Registered Owner and
                                address for payments of principal and interest, if any.

                             3. Taxpayer identification number of the Registered
                                Owner.

                             4. Principal amount of the Note (and, if multiple
                                Notes are to be issued, denominations thereof).

                             5. Settlement date.

                             6. Stated maturity.

                             7. Issue Price.

                             8. Trade date.

                             9. The DTC Participant account number of such
                                Agent.

                            10. Interest rate:

                                 i) interest rate

                                ii) overdue rate, if any.

                            11. The date on or after which the Notes are
                                redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

                            12. Wire transfer information.

                            13. Presenting Agent's commission (to be paid in the
                                form of a discount from the proceeds remitted to the Company upon settlement).

                        B. The company will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

                        C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent and Standard & Poor's Corporation:

                            1. The information set forth in Settlement Procedure
                               "A".

                            2. Initial Interest Payment Date for such Note,
                               number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date) and amount of interest payable on such Interest Payment Date.

                            3. CUSIP number of the Global Security representing
                               such Note.

                            4. Whether such Global Security will represent any
                               other Book-Entry Note (to the extent known at such time).

                        D. The Trustee will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

                        E. DTC will credit such Note to the Trustee's participant account at DTC.

                        F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and
                             (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission.

                        G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                        I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                        J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note.

                            The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES
  TIMETABLE.............For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times set forth below:

                          SETTLEMENT
                           PROCEDURE                      TIME (NEW YORK)
                          -----------  ------------------------------------------------------
                            A-B        11:00 A.M. on the sale date
                            C          2:00 P.M. on the sale date
                            D          3:00 P.M. on the day before settlement date
                            E          10: 00 A.M. on settlement date
                            F-G        2:00 P.M. on settlement date
                            H          4:45 P.M. on settlement date
                            I-J        5:00 P.M. on settlement date

                        If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                        If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE.......If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                        If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and

                        "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                                                       EXHIBIT C

                               PURCHASE AGREEMENT

WASHINGTON NATURAL GAS COMPANY                                           , 19
815 Mercer Street
Seattle, Washington 98109

Attention: Treasurer

     The undersigned agrees to purchase the following principal amount of the
Notes described in the Agency Agreement dated             , 1995 (as it may be
supplemented or amended from time to time, the "Agency Agreement"):

        Principal Amount........................................   $
        Interest Rate...........................................        %
        Maturity Date
                                                                        % of
        Discount................................................   Principal Amount
        Aggregate Price to be paid to Company (in immediately
          available funds)......................................   $
        Settlement Date
        Other Terms

     Each of the provisions of the Agency Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offer to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Company, solely by virtue of its execution of this Purchase Agreement.

     Our obligation to purchase Notes hereunder is subject (i) to the continued accuracy of your representations and warranties contained in the Agency Agreement, and you hereby affirm that such representations and warranties are true and correct as of the date hereof as though made at and as of the date hereof and undertake that such representations and warranties will be true and correct as of the time delivery to us of the Notes as though made at and as of such time, and (ii) to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Sections 6 and 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinion required to be delivered pursuant to Section 5(e) of the Agency Agreement, (b) the certificate required to be delivered pursuant to Section 5(f) of the Agency Agreement, (c) the letter referred to in Section 5 (g) of the Agency Agreement in each case dated as of the above Settlement Date and (d) [insert other conditions as appropriate].

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

     We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred:
(i) any change, or any development involving a prospective change, in or affecting primarily the business, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole which materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally or the Company's securities specifically on the New York Stock Exchange or the establishment of minimum prices on such exchange; (iii) a general moratorium on commercial banking activities declared by Federal, Washington State or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the company (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating); (v) any outbreak or escalation of hostilities in which the United States is involved, any outbreak of war involving the United States or any other national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in our judgment, with respect to any of clauses (iv), (v) and (vi) above, makes it impracticable or inadvisable to proceed with the purchase of the Notes on the terms and in the manner contemplated in the Prospectus, as supplemented or amended, or you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability hereunder to the other party hereto, except as provided in Sections 4, 7 and 13 of the Agency Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of New York.

                                          [Insert name of Agent[s]]

                                          By
                                             -------------------------------
                                                         [Title]

Accepted:             , 19

WASHINGTON NATURAL GAS COMPANY

By
   --------------------------------
                [Title]

                                       C-2